As filed with the U.S. Securities and Exchange Commission on June 9, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3842	38-3873146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13386 International Pkwy

Jacksonville, FL 32218

(904) 741-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Warren B. Kanders

13386 International Pkwy

Jacksonville, FL 32218

(904) 741-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Robert L. Lawrence, Esq. Kane Kessler P.C.	Robert W. Downes Ekaterina Roze
600 Third Avenue, 35th Floor New York, New York 10016 (212) 519- 5103	Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-265465

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of Cadre Holdings, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-265465) (the “Prior Registration Statement”), which the Commission declared effective on June 9, 2022, and is being filed solely for the purpose of increasing the number of shares of Common Stock to be offered in the public offering by 575,000 shares of Common Stock, including 75,000 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares of Common Stock from the Registrant. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Kane Kessler, P.C.
23.1	Consent of KPMG LLP.
23.2	Consent of Kane Kessler, P.C. (included in Exhibit 5.1).
24.1

Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-265465) originally filed with the Commission on June 7, 2022 and incorporated herein by reference).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, Florida, on June 9, 2022.

CADRE HOLDINGS, INC.

By:	/s/ Warren B. Kanders
Name: Warren B. Kanders
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren B. Kanders	Chief Executive Officer (Principal Executive Officer) and Chairman	June 9, 2022
Warren B. Kanders

*	President	June 9, 2022
Brad Williams

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 9, 2022
Blaine Browers

*	Director	June 9, 2022
Hamish Norton

*	Director	June 9, 2022
Nicholas Sokolow

*	Director	June 9, 2022
William Quigley

*	Director	June 9, 2022
Deborah A. DeCotis

*By:	/s/ Warren B. Kanders
Warren B. Kanders
Attorney-in-Fact